As filed with the Securities and Exchange Commission on October 2, 1995
                         --Registration No. 33-________
   ==========================================================================

                                    FORM S-3

                       SECURITIES AND EXCHANGE COMMISSION

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  IMATRON INC.
                (Exact name of issuer specified in its charter)

               New Jersey                        94-2880078
        (State of incorporation)    (I.R.S. Employer Identification No.)

                              --------------------

                           389 Oyster Point Boulevard
                         South San Francisco, CA 94080
                                 (415) 583-9664
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                              --------------------

                                 S. Lewis Meyer
                     President and Chief Executive Officer
                                  Imatron Inc.
                           389 Oyster Point Boulevard
                         South San Francisco, CA 94080
                                 (415) 583-9964
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              Roger S. Mertz, Esq.
                               Severson & Werson
                       One Embarcadero Center, 25th Floor
                        San Francisco, California 94111
                    ----------------------------------------

        Approximate date of commencement of proposed sale to the public:
    As soon as possible after this Registration Statement becomes effective.

                               -----------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ( )

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ( X )

                        CALCULATION OF REGISTRATION FEE
                 ==============================================

Title of each                       Proposed         Proposed
class of          Amount            maximum          maximum         Amount of
securities to     to be             offering price   aggregate      registration
be registered     registered        per unit         offering           fee
                                                     price

Common            126,488
Stock             Shares(1)         $2.34(2)         $  295,982

Common            100,000
Stock             Shares(3)         $1.00(4)         $  100,000

Common            1,325,000
Stock             Shares(5)         $1.50(4)         $1,987,500

Total             1,551,488                          $2,383,482     $822

                 ==============================================

--------------
(1) Represents shares currently issued and outstanding to a consultant for professional services.

(2)      Estimated   pursuant  to  Rule  457(c)  solely  for   determination  of
         registration fee, based on the average of the high and low prices on September 25, 1995.

(3) Issuable upon the exercise of options expiring November 15, 1999 to purchase shares of Common Stock.

(4)      Determined pursuant to Rule 457(g).

(5) Issuable upon the exercise of Warrants expiring December 31, 1996 to purchase shares of Common Stock.

The Registrant hereby amends this Registration Statement on such date or date(s) as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

                                  IMATRON INC.
                             CROSS REFERENCE SHEET
                             ---------------------


Item Number and Headings in
Form S-3 Registration Statement Caption in Prospectus


1.       Forepart of the Registration       PLAN OF DISTRIBUTION
         Statement and Outside Front        FACING PAGE; OUTSIDE FRONT
         Cover Page of Prospectus.....      COVER PAGE OF PROSPECTUS

2.       Inside Front and Outside Back      AVAILABLE INFORMATION;
         Cover Pages of Prospectus....      INCORPORATION OF CERTAIN
                                            DOCUMENTS BY REFERENCE TABLE
                                            OF CONTENTS

3.       Summary Information, Certain
         Factors and Ratio of Earnings to
         Fixed Charges...................   THE COMPANY, RISK FACTORS

4.       Use of Proceeds.................   USE OF PROCEEDS

5.       Determination of Offering Price    OFFERING PRICE

6.       Dilution.......................    NOT APPLICABLE

7.       Selling Security Holders.......    SELLING SHAREHOLDERS

8.       Plan of Distribution...........    PLAN OF DISTRIBUTION

9.       Description of Securities
         to be Registered...............    NOT APPLICABLE

10.      Interests of Named
         Experts and Counsel............    NOT APPLICABLE

11.      Material Changes...............    NOT APPLICABLE

12.      Incorporation of Certain           INCORPORATION OF CERTAIN
         Information by Reference.......    DOCUMENTS BY REFERENCE

13.      Disclosure of Commission.......
         Position on Indemnification for
         Securities Act Liabilities.....    NOT APPLICABLE

                                   PROSPECTUS

                                1,551,488 Shares

                                  IMATRON INC.

                           Common Stock No Par Value
                              --------------------

     This Prospectus relates to the sale of up to 1,551,488 shares of Common Stock, no par value, of Imatron Inc. (the "Company") by shareholders of the Company (the "Selling Shareholders"). A total of 126,488 shares are currently issued and outstanding ("Outstanding Shares"); a total of 100,000 shares are issuable upon conversion of outstanding options ("Options") ("Option Shares"); and a total of 1,325,000 shares are issuable upon the exercise of outstanding Warrants ("Warrants") (the "Warrant Shares"). All of the Outstanding Shares, the Options and the Warrants were previously issued by the Company to the Selling Shareholders in private transactions. The Warrant Shares, the Option Shares and the Outstanding Shares are collectively referred to in this Prospectus as the "Shares". The Selling Shareholders intend to sell the Shares from time to time in open market and/or private sales, or by any other appropriate method.

     The Company will receive proceeds upon the exercise of the Options and/or the Warrants by the Selling Shareholders, but will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear all of the expenses in connection with the registration (but not the sale) of the Shares.

                              --------------------

      THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

                              --------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






               The Date of this Prospectus is October 2, 1995

                                 PROCEEDS TABLE
                                 --------------


                             Price to      Solicitation      Proceeds to Issuer
                            Public (1)         Fee          or Other Persons (2)
                            ----------     ------------     --------------------

Common Stock

         1999 Options         $ 1.00           $-0-             $  100,000

         1996 Warrants
         Per Share            $ 1.50           $-0-             $1,987,500


(1) The Options to purchase 100,000 shares are exercisable through November 15, 1999 at a price of $1.00 per share. The Warrants to purchase 1,325,000 shares are exercisable through December 31, 1996 at a price of $1.50 per share.

(2) All proceeds realized from the exercise of the Options and/or the Warrants, if any, will go to the Company.




                               TABLE OF CONTENTS
                               -----------------


                  AVAILABLE INFORMATION

                  INCORPORATION OF CERTAIN
                  DOCUMENTS BY REFERENCE

                  THE COMPANY

                  RISK FACTORS

                  USE OF PROCEEDS

                  OFFERING PRICE

                  SELLING SHAREHOLDERS

                  PLAN OF DISTRIBUTION

                  EXPERTS

                  LEGAL OPINION

                             AVAILABLE INFORMATION

     Imatron Inc. ("Imatron" or the "Company") is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and Room 1102, 26 Federal Plaza, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Shares of the Company's Common Stock are traded on the NASDAQ National Market System. Information concerning the Company may also be obtained by contacting NASDAQ/NMS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed April 11, 1995 (File No. 0-12405) and all amendments thereto; the Company's definitive Proxy Statement filed pursuant to Section 14 of the Exchange Act in connection with the annual meeting of shareholders held on June 2, 1995, filed May 1, 1995; the Company's Quarterly Reports on Form 10-Q for the periods ending March 31 and June 30, 1995 filed on May 12, 1995 and August 14, 1995, respectively; and the description of the Company's Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description, are hereby incorporated by reference into this Prospectus. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents, except the Board Compensation Committee Report on Executive Compensation and the Performance Graph included in the Proxy Statement pursuant to Item 402(k) and (l) of Regulation S-K. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Registration Statement filed with the Commission under the Exchange Act with respect to the Common Stock offered by the Prospectus, other than certain exhibits to such documents. Such requests should be directed to the Chief Financial Officer, Imatron Inc., 389 Oyster Point Boulevard, South San Francisco, California 94080, telephone no. (415) 583-9964.

                                  THE COMPANY

     Imatron Inc. (the "Company" or "Imatron") is a technology-based company principally engaged in the business of designing, manufacturing and marketing a high performance computed tomography (CT) scanner that uses Electron Beam Tomography ("EBT") technology based on a scanning electron beam. The scanner is used in large and mid-sized hospitals and free-standing imaging clinics. The Company provides service, parts and maintenance to hospitals and clinics that operate its scanners.

     Using patented electron beam technology, the Imatron scanner captures and displays high-speed cine (or motion picture) images of the heart and joints in motion as well as high-speed still images of the head and body. Imatron's scanner can acquire computed tomography ("CT") images at a rate of 50 to 100 milliseconds per slice in contrast to conventional CT scanners that require between 1 and 10 seconds per slice. Because of its high speed of image acquisition derived from using an electron beam to generate x-rays, the Imatron CT scanner can image moving body tissues such as the human heart in stop-motion (still image) or in real time (cine or motion picture). This high imaging rate is achieved by the use of electronic scanning methods that require no mechanical motion. Scanning is performed by an electron beam under computer control using a software program that permits a wide variety of options.

     The Company is also engaged in performing research and development for others in the field of CT devices and licensing its patents and know-how in the fields of imaging sciences. The Company holds a 3% interest in InVision Technologies, Inc. ("InVision"), (formerly Imatron Industrial Products, Inc.) a corporation organized in 1990 to engage in the development of an explosives detection scanner and to which Imatron has licensed certain of its technology.

     The Company was incorporated in New Jersey in February 1983. Its executive offices are located at 389 Oyster Point Boulevard, South San Francisco, California 94080 and its telephone number is (415) 583-9964.

     HeartScan Imaging, Inc. ("HSI"), incorporated in Delaware in 1993, is a wholly-owned subsidiary of Imatron. HSI operates a coronary artery scanning
(CAS) test facility and corporate demonstration site in South San Francisco, California and is engaged in the business of developing other CAS clinics.

                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk. Prospective investors may lose all or a part of their investment.
Consequently, the following factors, in addition to the other information contained in this Prospectus, should be considered carefully in evaluating the Company and its business before purchasing the securities offered hereby:

         SHORT OPERATING HISTORY; LOSSES TO DATE. Imatron was incorporated in February 1983 and in March 1983 became the successor to Imatron Associates, a limited partnership established in February 1981. Imatron operated as a development-stage company until the fourth quarter of 1984, at which time it recognized its initial sale of an ULTRAFAST CT(R) scanner. Imatron has incurred losses each quarter from inception in February 1981 through December 31, 1990. Its first recorded profitable year was the year ended December 31, 1991 during which a $4,000,000 payment for the licensing of technology to Siemens Corporation was received. The Company incurred net losses of $2,871,000 and $6,523,000 in the years ended December 31, 1993 and 1992, respectively. 1994 was the Company's first year of profit from operations. There is no assurance that Imatron can operate profitably in the future. In the past, Imatron has funded its losses primarily through the sale of securities in two public offerings and several private placements, through the exercise of options and warrants, through the 1991 license for medical uses of its electron-beam technology to Siemens Corporation, and through revolving lines of credit.

     NEED FOR ADDITIONAL FINANCING. To satisfy the Company's future capital and operating requirements, additional public or private financing or profitable operations will be required. If future public or private financing is required by the Company, holders of the Company's securities may experience dilution. If such financing cannot be obtained, the Company may seek to sell or license additional portions of its technology, to sell some or all of its other assets or to merge with another company.

     MATERIAL DEPENDENCE UPON KEY PERSONNEL. The Company has been and will continue to be materially dependent upon the technical expertise of its engineering management personnel. The loss of a significant number of such personnel would have a materially adverse effect upon the Company's business and future prospects. The Company does not maintain key-man life insurance.

     HIGH COST OF SCANNER. The distributor list price of Imatron's ULTRAFAST CT scanner is significantly higher than that of commercially available conventional CT scanners and slightly higher than the price of "top-of-the-line" scanners. Such pricing may limit the market for Imatron's product. Potential customers' budgetary limitations, including those imposed by government regulation, may often compel the purchase of lower cost, conventional CT scanners.

     LIMITED CLINICAL DEMONSTRATION OF CERTAIN ADVANTAGES OF COMPANY'S SCANNER. The Company's scanners have been used in a clinical environment on humans since April 1983. Clinical use of a scanner containing the new features of the C-150 model began in August 1992, and 17 C-150 scanners are currently installed in a clinical setting. The Company believes that market acceptance of the ULTRAFAST CT scanner continues to depend in substantial part upon the clinical demonstration of certain asserted technological advantages and diagnostic capabilities. There is no assurance that these advantages will result in the development of a significant market for the ULTRAFAST CT that will allow the Company to operate profitably.

     PRODUCT LIABILITY RISKS. As a manufacturer and marketer of medical diagnostic equipment, the Company is subject to potential product liability claims. For example, the exposure of normal human tissue to x-rays, which is inherent in the use of CT scanners for diagnostic imaging, may result in potential injury to patients, thereby subjecting the Company to possible liability therefor. The Company presently maintains primary and excess product liability insurance with aggregate limits of $5,000,000 per occurrence. No assurance can be given that the Company's product liability insurance coverage will continue to be available or, if available, that it can be obtained in sufficient amounts or at reasonable cost or that it will prove sufficient to pay any claims that may arise.

     RELIANCE ON PRODUCT DEVELOPMENT. Imatron continually seeks to develop product enhancements and improve product reliability. Imatron's future success may depend on its ability to complete certain product enhancement and product reliability projects currently in progress, as well as on its continued ability to develop new products or product enhancements in response to new products that may be introduced by other companies. There can be no assurance that Imatron will be able to continue to improve product reliability, or introduce new product models or product enhancements as required to remain competitive.

     RELIANCE ON PATENTS AND PROPRIETARY TECHNOLOGY. Imatron relies heavily on proprietary technology. Imatron is the exclusive sublicensee under one patent expiring in 1999 held by the University of California ("UC") relating to the general concept of the ULTRAFAST CT scanner. Imatron holds the exclusive rights under the patent pursuant to a sublicensee agreement with Emersub, Inc. (the "Sublicensor"), a wholly owned subsidiary of Emerson Radio Corp., a former principal shareholder of Imatron. Pursuant to the sublicense agreement, Imatron is obligated to pay to the Sublicensor a continuing royalty of 2.125% of sales of products utilizing the technology (2.0% of which would be paid by the Sublicensor to UC). Loss by Imatron of its rights under the patent as a result of termination of its sublicense from the Sublicensor, or the underlying license, could have a material adverse effect upon Imatron's business and future prospects. There are no present disputes with either UC or the Sublicensor.

     In addition Imatron holds 20 U.S. patents of its own and has filed 3 U.S. patent applications covering various integral elements of the scanner, including, among others, its X-ray detector and its electron beam assembly. Imatron has filed applications corresponding to several of the U.S. applications in various European Patent Convention countries, Canada and Japan. There can be no assurance that any such applications will result in the issuance of any patents to Imatron. Imatron's patents and patent applications have not been tested in litigation and no assurance can be given that patent protection will be upheld or will be as extensive as claimed. Furthermore, no assurance can be given as to Imatron's ability to finance litigation against parties which may infringe upon such patents or defend litigation against Imatron by parties which may claim that Imatron's scanner infringes upon their patents.

     In the event some or all of the Company's patent applications are denied and/or some or all of its patents are held invalid, the Company would be prevented from precluding its competitors from using the protected technology set forth in such patent applications or patents. Because the Company's products involve confidential proprietary technology and know-how, the Company does not believe such a loss of patent rights would have a material adverse effect upon the Company.

     LIQUIDATION PREFERENCE. The Company has three holders of Series A Preferred Stock (the "Series A Holders") who own 1,100,000 issued and outstanding Series A Preferred shares. If the Company were to be liquidated (for example, following a sale of all of the Company's assets or as a result of a bankruptcy proceeding), out of any proceeds available for distribution to shareholders after payment of creditors, the Series A Holders would be entitled to receive its liquidation preference of $2.00 per share of Series A Preferred Stock plus accrued but unpaid dividends, if any, prior to any distribution of proceeds to any holders of Common Stock.

     SALES OF SHARES BY MAJOR STOCKHOLDER. Approximately 6% of the total outstanding shares of the Company's Common Stock on an as-converted basis is held by one stockholder--FI.M.A.I. Holding, S.A. ("FI.M.A.I.") which has indicated in documents filed with the Securities and Exchange Commission that it intends to sell shares of the Company's Common Stock in open market sales, private sales or registered public offerings. In addition, an affiliate of FI.M.A.I. holds approximately another 6% of the total outstanding shares of the Company's Common Stock on an as-converted basis. Sales of a substantial number of shares of the Company's Common Stock could adversely affect the market price at which investors could sell the Shares.

     LIMITED OR SINGLE SOURCES OF SUPPLY. The Company manufactures its scanners at its South San Francisco, California facility. To date the typical manufacturing cycle has required at least six months. Based on inventory, lead time can be significant between the receipt of an order and the shipment of a scanner.

     Many of the components and sub-assemblies used in the scanner have been developed and designed by Imatron to its custom specifications and are obtainable from limited or single sources of supply. In view of the customized nature of many of these components and sub-assemblies, there may be long lead times between order and shipment of scanners. Delays in delivery of components and sub-assemblies could adversely affect Imatron's present and future production schedules. The Company has made and continues to make inventory investments to acquire long lead time components and sub-assemblies to minimize the impact of such delays.

     Disruption or termination of limited or sole sources of supply could have a temporary adverse effect on the Company's ability to meet scheduled delivery dates. In recent years, the Company has developed alternative sources for many of its scanner subcomponents and continues its programs to qualify vendors for the remaining critical parts.

     FOOD AND DRUG ADMINISTRATION AND OTHER GOVERNMENTAL REGULATION. Amendments to the Federal Food, Drug, and Cosmetic Act ("Amendments") enacted in 1976, and regulations issued or authorized thereunder, provide for regulation by the Federal Food and Drug Administration ("FDA") of the marketing, manufacture, labeling, packaging, sale and distribution of "medical devices," including the Company's scanner. Among these regulations are requirements that medical device manufacturers register their manufacturing facilities with the FDA, list devices manufactured by them, file various reports and comply with specified "good manufacturing practice" (GMP) regulations. The FDA enforces additional regulations regarding the safety of equipment utilizing x-rays, including CT scanners. Various states also impose similar regulations.

     The Amendments also impose certain requirements which must be met prior to the initial marketing of certain medical devices introduced into commerce after May 28, 1976. These range from a minimum obligation to wait 90 days after notification to the FDA before introduction of medical devices substantially equivalent to devices on the market prior to May 28, 1976, to a maximum obligation to comply with the potentially expensive and time-consuming process of obtaining FDA authorization prior to the commercial marketing of new medical devices. The Company has received appropriate clearances from the FDA to market both the C-100 XL and C-150 ULTRAFAST CT scanner and believes that it is presently in substantial compliance with the GMP requirements and other regulatory issues promulgated by the FDA.

     The FDA, through its Center for Devices and Radiological Health (the "Center"), also regulates the safety and efficacy of radiological devices. Although the Company believes it is in compliance with all applicable radiological health standards and regulations promulgated by the Center, there can be no assurance that the ULTRAFAST CT scanner will continue to comply with all such standards and regulations that may be promulgated. In any event, compliance with all such requirements can be costly and time consuming, with a resultant materially adverse effect upon the development of the Company's business and its future profitability.

     FDA clearance to market does not guarantee or imply reimbursement by third party payers such as Medicare, Medicaid, Blue Cross/Blue Shield or private health insurers. Medicare and Medicaid reimburse for procedures that are generally accepted or that have been proven safe and effective. The Health Care Financing Administration ("HCFA"), which oversees Medicare and Medicaid, will not authorize payment for procedures which are considered to be experimental. HCFA has determined that diagnostic examinations of the head and other parts of the body performed by CT scanners are covered if the contractor who administers the local Medicare program finds that medical and scientific literature and opinion support the effective use of a scan for the particular condition.

     The Federal government and certain states have enacted cost-containment measures such as the establishment of maximum fee standards in an attempt to limit the extent and cost of governmental reimbursement of allowable medical expenses under Medicare, Medicaid and similar governmental programs. A number of states have adopted or are considering the adoption of similar measures. Such limitations have led to a reduction in, and may further limit funds available for the purchase of diagnostic equipment such as the Company's scanner and in the number of diagnostic imaging procedures performed in hospitals and other medical institutions such as imaging clinics.

     Federal legislation also requires states participating in Federal medical expense reimbursement and funding programs to adopt requirements that hospitals and other health care facilities, such as imaging clinics, obtain a Certificate of Need ("CON") for major capital expenditures, in the absence of which they will be denied reimbursement for services and funding relating to such capital expenditures. A number of states have enacted CON legislation beyond Federal requirements, such as requiring private physicians to obtain a CON for any CT scanner, regardless of cost. There can be no assurance that Imatron's potential customers will be able to secure CON's or will be willing to pursue the application procedure.

     The health care industry is highly regulated. The implementation of certain health care reforms currently being considered by the executive branch of the federal government may directly affect the Company's business. Both existing and future governmental regulations could adversely impact the market for the Company's ULTRAFAST CT scanner and the Company's business. The Company's operations are also subject to regulation by other federal, state and local governmental entities empowered to enforce pertinent statutes and regulations, such as those enforced by the Occupational Safety and Health Agency and the Environmental Protection Agency. In some cases state or local regulations may be stricter than regulations imposed by the federal government. The Company was most recently inspected by the State of California Department of Occupational Safety and Health Administration in November, 1993. Minor violations were identified by Cal/OSHA and were immediately corrected by the Company. Follow up inspection by Cal/OSHA yielded satisfactory results without issuance of further notice of violation. The Company believes it is in substantial compliance with California regulations.

     COMPETITION. The Company competes with a number of other diagnostic imaging equipment manufacturers. The Company's principal competition is from current manufacturers of conventional CT scanners, including General Electric Company, Siemens Corporation, Elscint, Picker International, Inc., Philips Electronics, B.V., and Toshiba Corporation. Non-invasive diagnostic imaging techniques such as ultrasound, radioisotope imaging, digital subtraction angiography and magnetic resonance imaging are also partially competitive with the Company's scanners, particularly in the cardiac imaging market. Each of the companies named above, as well as Diasonics, Inc. and ADAC Laboratories, markets equipment using one or more of these techniques. All of these companies have greater financial resources and larger and more established staffs than those of the Company and their products are in most cases substantially less expensive than the ULTRAFAST CT scanner.

     The Company believes that to compete successfully against these competitors, it must demonstrate that the ULTRAFAST CT scanner is both an acceptable substitute for conventional CT scanners in scanning areas of the body where motion is not a limitation and a valuable cardiac diagnostic tool capable of producing useful images of the heart. Although the Company believes that the ULTRAFAST CT can produce images of a quality and resolution as good as or superior to images produced by state of the art conventional CT scanners, it lacks certain features that many competing premium scanners offer. These include lack of a high-resolution mode for imaging the temporal bones and inner ear and lower functionality in software used for automatically positioning the patient. There is no certainty that potential purchasers of the Company's scanner will accept it without such features.

     Also, the Company believes that customers and potential customers expect a continuing development effort to improve the functionality and features of the scanner. The Company continually seeks to develop product enhancements and improve product reliability. Imatron's future success may depend on its ability to complete certain product enhancement and product reliability projects currently in progress, as well as on its continued ability to develop new products or product enhancements in response to new products that may be introduced by other companies. There can be no assurance that Imatron will be able to continue to improve product reliability or introduce new product models or product enhancements as required to remain competitive.

     Other factors, in addition to those described above, that a potential purchaser would consider in the decision to replace a conventional CT scanner with an ULTRAFAST CT scanner include purchase price, patient throughput capacity, anticipated operating expenses, estimated useful life and post-sale customer service and support. The Company believes that its scanner and/or the Company is competitive with respect to each of these factors.

     AGREEMENTS WITH SIEMENS CORPORATION. In March 1991, the Company entered into several related agreements with Siemens Corporation ("Siemens"). These agreements and the Company's relationship with Siemens were substantially restructured in March 1995. The Company transferred all of its interest in five patents subject to a royalty-bearing license back in exchange for cancellation of a loan. The parties also substituted for the existing Development Agreement a collaborative research agreement pursuant to which they will jointly conduct research and development over a three-year period to improve the Company's C-150 product. Siemens was appointed the Company's exclusive distributor for the C-150 scanner in the United States, Canada, Europe and India. The Company retains exclusive distribution rights in the rest of the world. The Company and Siemens also granted reciprocal licenses to each other covering electron beam technology relating to the design and manufacture of electron beam products.

     RELIANCE ON DISTRIBUTORS. A substantial portion of the Company's sales of its scanners is done through distributors. There is no assurance that the Company's distributors will actually meet their contractual minimums on a timely basis. Failure by the distributors to meet their obligations could adversely affect the Company.

     NO DIVIDENDS ON PREFERRED AND COMMON STOCK. The Company has not paid any dividends on its Preferred or Common Stock since inception. Even if its future operations result in revenues and/or profitability, as to which there can be no assurance, there is no present anticipation that dividends will be paid. Rather, the Company expects that any future earnings will be applied toward the further development of the Company's business.

                                USE OF PROCEEDS

     The Company will not receive any part of the proceeds from the sale of the Shares by the Selling Shareholders. As described under "Selling Shareholders", a portion of the Shares will be acquired by the Selling Shareholders upon exercise of options and/or warrants previously sold to them. Upon the exercise of an option or a warrant, the Company will receive the applicable exercise price per share from the Selling Shareholder. The Company will use such proceeds, if any, to increase working capital.

                                 OFFERING PRICE

     This Prospectus may be used from time to time by the Selling Shareholders who offer the Common Stock registered hereby for sale. The offering price of such Common Stock will be determined by the Selling Shareholder and may be based on market price prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. The market price of the Company's Common Stock on the date of any proposed sale, as listed on the Nasdaq National Market System, symbol "IMAT", is the most significant but not the only, factor used to determine the offering price of the Shares.

                              SELLING SHAREHOLDERS

     The following provides certain information with respect to the Common Stock beneficially owned by the Selling Shareholders who are entitled to use this Prospectus. The information in the table is as of the date of this Prospectus. No Selling Shareholder has had a material relationship with the Company other than as a result of the ownership of Capital Stock. The Common Stock offered by this Prospectus may be offered from time to time by the Selling Shareholders named below or their nominees:

                  Shares                    Shares Available   Percent Owned
Name of Selling   Beneficially              for Sale Under     After Completion
Security holder   Owned          Warrants   this Prospectus    of the Offering
(1)               (2)            (3)                           (4)
---------------   ------------   --------   ----------------   ----------------


Sachio Okamura      126,488         -0-         126,488              *

Belmont Invest-     170,000       40,000         40,000              *
ments Ltd.(5)

First Marathon         -0-        40,000         40,000              *
Capital Corp.

Robert Friedland       -0-        40,000         40,000              *

Daniel Gillespie     50,000      100,000        100,000              *

Global Health          -0-       400,000        400,000              *
Sciences Fund

Jon and Linda          -0-        10,000         10,000              *
Gruber(6)

Malik M. Hasan         -0-       100,000        100,000              *

Lagunitas              -0-        65,000         65,000              *
Partners(7)

Chung H. Lew           -0-        95,000         95,000              *

Old Canada             -0-        40,000         40,000              *
Investments

Peripatetic            -0-       125,000        125,000              *
Investments Ltd.

Rosemary Reilly     160,000       40,000         40,000              *

Dr. Jarvis Ryals       -0-        80,000         80,000              *

John Tognetti          -0-        40,000         40,000              *

Paul Tutsch            -0-        70,000         70,000              *

Hermine                -0-        40,000         40,000              *
Wekerle(8)

Wall Street         100,000(9)      -0-         100,000              *
Consultants

All Selling         506,488    1,325,000      1,551,488              *
Shareholders as
a Group

--------------
* Less than 1%

(1) None of the Selling Shareholders has had any position, office or material relationship with the Company within the last three years.

(2) Includes shares owned prior to this offering and the shares which are issuable upon the exercise of the options and Warrants held by the Selling Shareholders. The number of shares being offered hereby is shown in the "Shares Available for Sale Under this Prospectus" column. See footnote (3) below.

(3) Warrants for the purchase of the individual and aggregate number of shares of Common Stock shown below.

(4) Percentages are based upon the assumption that, upon the completion of this offering, the respective Selling Security holder has sold the Common Stock listed as "Shares Available for Sale Under this Prospectus" and are computed on the basis of full dilution and 55,170,465 shares of Common Stock issued and outstanding as of September 11, 1995.

(5) Ricardo Salomon shares power to dispose of the Shares held by Belmont Investments Ltd.

(6) Includes shares beneficially owned individually, by spouse, by Lagunitas Partners and by clients of Gruber & McBaine, a money management firm. J. Patterson McBaine, President of Gruber & McBaine Capital Management shares power to vote and dispose of 559,100 of the shares beneficially owned by Jon and Linda Gruber. Charles C. McGettigan and Myron A. Wick, III, general partners of Proactive Partners own 195,000 of the shares beneficially owned by Jon and Linda Gruber.

(7) Lagunitas Partners general partners Jon Gruber, J. Patterson McBaine and Gruber & McBaine Capital Management (Jon Gruber, Chairman and J. Patterson McBaine, President) share the power to vote and dispose of the shares beneficially owned by Lagunitas Partners.

(8)  Michael  Wekerle  shares  power to dispose  of the  Shares  held by Hermine
     Wekerle.

(9)  Consists of options to purchase shares of common stock.

     The Outstanding Shares were acquired by Selling Shareholders from the Company in partial payment of professional fees for certain consulting services provided in 1993 relating to the negotiation of distribution agreements on behalf of the Company. The Option Shares, issuable upon the exercise of options, were acquired by Selling Shareholders from the Company in partial consideration of professional services provided. The Warrant Shares, issuable upon the exercise of the Warrants, were acquired by the Selling Shareholders from the Company in a private placement transaction. The Company conducted a private offering of Units under the exemption available pursuant to Rule 505 of Regulation D and Section 4(2) (the "Private Offering"). The offering commenced in December, 1991 and concluded September 15, 1992. Each Unit consisted of three shares of Imatron Common Stock, one Imatron Common Stock Purchase Warrant and one share of InVision Technologies, Inc. ("InVision") Series A Preferred Stock. The Company currently holds approximately a 3% interest in InVision. None of the Company's common shares or the InVision shares are included in this registration statement. Proceeds from the Private Offering were used to reduce accounts payable and notes payable and to purchase manufacturing inventory necessary for the production of an advanced version of a proprietary scanner which was announced for sale in April, 1992, and to the extent not so used, then for general corporate purposes.

                              PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Shareholders that the Selling Shareholders intend to sell their Shares from time to time in transactions on the NASDAQ National Market System, in private negotiated sales, or by other appropriate methods. Such sales may be made to purchasers directly by the Selling Shareholders or through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom they may act as agents, although the Selling Shareholders have not expressed any present intention of using any underwriters in connection with the sale of the shares of Common Stock covered by this Prospectus.

     The Company will pay substantially all of the expenses incident to the registration of the Shares. The Company will not pay any expenses incident to the offering and sale of the Common Stock to the public, including, but not limited to commissions and discounts of underwriters, dealers or agents.

                                    EXPERTS

     The financial statements of Imatron Inc. appearing in Imatron Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINION

     The legality of the shares of Common Stock offered will be passed upon for the Company by Severson & Werson, One Embarcadero Center, 26th Floor, San Francisco, CA 94111.

     No  dealer,  salesman  or  any
other person has been authorized to
give any information or to make any
representation   not  contained  in               1,551,488 Shares
this  Prospectus in connection with
the offer made hereby.  If given or
made,    such     information    or
representation  must not be  relied
upon as having been  authorized  by
the Imatron  Inc.  This  Prospectus
does  not  constitute  an  offer to                 IMATRON INC.
sell or a solicitation  of an offer
to buy any  securities  other  than             No Par Common Stock
those  specifically  offered hereby
or an offer to buy to any person in
any  jurisdiction  in which such an
offer  or  solicitation   would  be
unlawful.  Neither the  delivery of
this  Prospectus  nor any sale made
hereunder     shall    under    any                 PROSPECTUS
circumstances       create      any
implication  that  the  information
contained  herein is  correct as of
any  time  subsequent  to the  date
hereof.



                                                 October 2,1995

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by the Company in connection with the issuance and distribution of the Common Stock being registered.(1) All the amounts shown are estimates except for the registration fee.

          Registration fee.......................................$822

          Printing and engraving expenses........................$500

          Legal fees and expenses(2)...........................$5,000

          Accounting fees and expenses........................$ 2,500

                Total..........................................$8,822

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IX of the Bylaws of the Company sets forth the extent to which officers or directors of the Company may be indemnified against any liabilities which they may incur. The general effect of such Bylaw provision is that any person made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or of another corporation or other enterprise which he served as such at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of New Jersey.

     The general effect of the indemnification provisions contained in Section 14A: 3-5 of the New Jersey General Corporation Law is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or preceding (other than an action by or in the right of the Company) may be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of Company may be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.
----------
     1 Including legal expenses associated with Blue Sky filings.

     2 Including legal expenses associated with Blue Sky filings.

ITEM 16.  EXHIBITS

Exhibit   Description
No.

3.1 Certificate of Incorporation of the Company as amended as of March 31, 1983.(3)

3.2 Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on June 7, 1988.(4)

3.3 Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on June 17, 1988.(5)

3.4 Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on July 26, 1988.(6)


3.5 Certificate of Correction of Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on February 7, 1989.(7)

3.6 Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on March 29, 1990.(8)

3.7 Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on December 7, 1990.(9)
----------
     3 Filed as an exhibit to the Company's Registration Statement on Form S-1 filed with the Commission on June 1, 1983 (File No. 2-84146) and incorporated herein by reference.

     4 Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on February 3, 1989 (File No. 33-26833) and incorporated herein by reference.

     5 Filed as an exhibit to the Company's Form 8 amending the Company's Annual
       Report on Form 10-K for the fiscal year ended December 31, 1988 filed with the Commission on May 2, 1989 and incorporated hereby by reference.

     6 Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on February 3, 1989 (File No. 33-26833) and incorporated herein by reference.

     7 Filed as an exhibit to the Company's Form 8 amending the Company's Annual
       Report on Form 10-K for the fiscal year ended December 31, 1988 filed with the Commission on Mary 2, 1989 and incorporated hereby by reference.

     8 Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 and incorporated herein by reference.

     9 Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on May 6, 1991 (File No. 33-40391) and incorporated herein by reference.

3.8       Bylaws, as amended as of April 30, 1992.(10)

4.1 Stock Option Agreement dated as of November 15, 1994, entered into between Company and Wall Street Consultants pursuant to which Options were issued to Selling Shareholders in partial payment for services.

4.2 Form of Warrant which expires December 31, 1996, issued to investors in connection with the Private Offering which concluded September 15, 1992.(11)

5.1       Opinion of Counsel as to the legality of securities being registered.

10.1      Form  of  Registration   Rights  Agreement  between  the  Company  and
          investors in the Private Offering which concluded September 15, 1991.(12)

24.1      Consent of independent auditors.

24.2      Consent of Counsel. Reference is made to Exhibit 5.1.

25.1      Power of Attorney (contained in signature pages).
----------
    10 Filed as an exhibit to  Post-Effective  Amendment  No. 1 to the Company's
       Registration Statement on Form S-3 filed with the Commission on May 5, 1992 (File No. 33-32218) and incorporated herein by reference.

    11 Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference.

    12 Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference.


ITEM 17.  UNDERTAKINGS

     A. RULE 415 OFFERING

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information st forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required or to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. ACCELERATION OF EFFECTIVENESS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on October 2, 1995.


                                    IMATRON INC.


                                    By:  /s/ S. LEWIS MEYER
                                         -----------------------
                                         S. Lewis Meyer
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas P. Boyd and S. Lewis Meyer, or either of them, his true and lawful attorney-in-fact, each with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their or his substitutes or substitute, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                   Title                                Date

/s/ S. LEWIS MEYER      President, Chief Executive Officer    October 2, 1995
--------------------    and Director
S. Lewis Meyer

/s/ DOUGLAS P. BOYD     Chairman of the Board                 October 2, 1995
--------------------
Douglas P. Boyd

/s/ GARY H. BROOKS      Vice President Finance                October 2, 1995
--------------------    and Chief Financial Officer
Gary H. Brooks

/s/ UGO BUSATTI         Director                              October 2, 1995
--------------------
Ugo Busatti

/s/ JOHN L. COUCH       Director                              October 2, 1995
--------------------
John L. Couch

/s/ GIOVANNI LANZARA    Director                              October 2, 1995
--------------------
Giovanni Lanzara

/s/ TERRY ROSS          Director                              October 2, 1995
--------------------
Terry Ross

/s/ ALDO TEST           Director                              October 2, 1995
--------------------
Aldo Test

                                  IMATRON INC.

                          INDEX TO EXHIBITS FILED WITH
                        FORM S-3 REGISTRATION STATEMENT

                        1,551,488 Shares of Common Stock


Sequential
Exhibit No.    Description


5.1            Opinion of Counsel as to legality of securities being registered.

24.1           Consent of independent auditors.

24.2           Consent of counsel.

               Reference is made to Exhibit 5.1.

25.1           Power of Attorney (contained in signature pages)

                                  EXHIBIT 4.1
                                  -----------

                             STOCK OPTION AGREEMENT

     Option granted as of November 15, 1994 (the "Date of Grant") by Imatron Inc. (the "Corporation") to Wall Street Consultants, Inc. (which together with its assigns is sometimes hereinafter referred to as the "Grantee"):

     1. THE OPTION. In further consideration of the services to be provided to the Corporation by the Grantee pursuant to the certain retainer agreement between the Corporation and the Grantee dated November 15, 1994 (the "Retainer Agreement"), the Corporation grants to the Grantee, effective on the Date of Grant, a stock option (the "Option") to purchase, on the term and conditions herein set forth, up to the number of shares (the "Shares") of the Corporation's fully paid, nonassessable share of common stock, ("Common Stock"), at the purchase price for the Shares set forth in Section 2 below, such that the aggregate purchase price shall equal $100,000, provided, however, that in no event shall the Corporation be required to sell a fractional Share, and the number of Shares purchasable hereunder shall be limited accordingly.

     2. THE PURCHASE PRICE. The purchase price of the Shares shall be $1.00 per share (the "Option Price"), which price is the fair market value of the Shares as of the Date of the Grant, as such Option Price shall be adjusted from time to time pursuant to paragraph 10.

     3. EXERCISE OF OPTION.

        (a) The Option is exercisable over a period ending five years from the Date of Grant (the "Option Price"). The Option may be exercised from time to time during the Option Period as to the total number of Shares subject to this Option as determined under Section 1, or any lesser amount thereof, and the Option shall continue as to any unexercised Shares.

        (b) In the event the Grantee elects to exercise all or any portion of the option, the Grantee shall deliver to the Corporation written notice (the "Notice") of such election, which Notice shall specify the number of Shares in respect of which the Option to be exercised, along with payment of the Option Price of the Share in respect of which the Option is exercised. The Option Price shall be paid in full in United States dollars at the time of exercise; provided, however, that if any fees are owed or expenses unreimbursed pursuant to the Retainer Agreement, then the exercise price may be paid by the Grantee agreeing to credit the corporation therefore. If the Option is exercised in accordance with the provisions of this Agreement, the Corporation shall deliver as soon as practicable to the Grantee a certificate or certificates representing the number of Shares in respect of which the Option is being exercised, which Shares shall be registered in the holder's name.

     4. RESTRICTIONS ON TRANSFER; INVESTMENT REPRESENTATIONS.

        (a) The Grantee understands that: (a) The offer and the issuance of the Option and the Shares issuable upon exercise of the Option (collectively, the "Securities") has not been registered under the Securities Act of 1933 (the "Securities Act"), in reliance on an exemption from such registration available under the 1933 Act and rules adopted thereunder for non-public offerings; (b) The Securities have not been qualified under the securities laws of any state, in reliance on one or more exemptions from such qualification available for this offering and issuance of the Securities under applicable state securities laws; and (c) Grantee must hold the Securities indefinitely unless they are subsequently registered under the 1933 Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification is available.

        (b) The Grantee agrees that: (i) Grantee will not attempt to transfer the Securities in violation of the above restrictions; (ii) the Company may note such restrictions on transfer in their respective records and refuse to recognize any transfer which violates this Agreement or for which the Company has not received an acceptable opinion of counsel stating that such transfer will not violate such restrictions; and (iii) One or more legends indicating a lack of registration under the Securities Act and a lack of qualification under state securities laws will be imprinted on the Securities. One such legend shall read substantially as follows:

        THE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION UNDER SAID ACT OR
        (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT.


        (c) Grantee hereby represents and warrants to the Corporation as follows: (i) Grantee is acquiring the Securities for his or her own account, for investment, and not with a view to any sale or distribution of any interest therein; (ii) The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Grantee is able to bear the economic risks of such an investment; and (iii) all statements made, and information furnished, by the Grantee in this certificate and all other information furnished by the Grantee to the Corporation, are true and complete, to the best of the Grantee's knowledge.

        (d) The Grantee agrees that the above representations and warranties are binding on the Grantee's successors and assigns and are made for the benefit of the Corporation and any other persons who may become liable for violations of federal or state securities laws as a result of the falsity of any of the Grantee's representations or warranties. The Grantee agrees to indemnify, defend, and hold harmless such persons from any liability arising from the falsity of any of the Grantee's representations or warranties.

     5. REGISTRATION RIGHTS. The Corporation agrees that, for so long as the Option remains exercisable and for a period of two years thereafter, whenever the Corporation proposes to file with the Securities and Exchange Commission a registration statement (other than as to securities issued pursuant to employee benefit plan or as to a merger, acquisition or similar transaction subject to Rule 145 promulgated under the Securities Act), the Corporation shall, at least 30 days prior to such filing, give written notice of such proposed filing to the Grantee setting forth the facts with respects to such proposed filing, and shall make its best efforts to include in any such filing the Shares subject to the Option provided that the Corporation receives a request therefor at least 10 days prior to the proposed filing date. All fees, disbursements and out-of-pocket expenses in connection with the filing of any registration statement and in complying with applicable securities and blue sky laws be borne by the Corporation. Should Corporation not be able to include the option shares in an registration statement that relates to the public offering of shares, (due to opposition from underwriter), Corporation agrees to file a separate registration statement as soon as possible for the option shares.

     The Corporation will indemnify and hold harmless the Grantee and each person who controls the Grantee within the meaning of Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") form and against any and all losses, claims, damages, expenses, and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in any settlement effected with the Corporation's consent (not to be unreasonably withheld) of, any action, suit or proceeding or any claim asserted, to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (A) any untrue statement or alleged untrue statement of a material fact contained in the registration statement filed with respect to the Shares (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (B) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (C) any violation by the Corporation of the Act, the Exchange Act, any blue sky laws or any rule or regulation thereunder in connection with such registration; provided however, that the Corporation will not be liable to the extent that such loss, claim, damage, expense or liability arises form and is based solely on a material untrue statement or omission or alleged material untrue statement or omission made in such registration statement and in conformity with information furnished in writing to the Corporation by the Grantee expressly for use in such registration statement. With respect to the matter referred to in the proviso of the foregoing sentence, the Grantee will indemnify and hold harmless the Corporation from and against any and all losses, claims, damages, expenses, and liabilities, joint or several, to which it may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence.

     Promptly after receipt by an indemnified party of notice of the commencement of any action involving matters referred to in the foregoing paragraph, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof at its own expense with counsel reasonably satisfactory to the indemnified party or parties, and in such case, if the indemnified party desires to retain its own counsel, the expense of such counsel shall be borne by the indemnified party.

     6. TERMINATION OF RETAINER AGREEMENT. In the event the engagement of the Wall Street Group, Inc. under the Retainer Agreement ceases by reason of the termination of the Retainer Agreement by either party on ninety (90) days notice pursuant to the provisions thereof, the maximum number of Shares exercisable hereunder shall be multiplied by a fraction, the numerator of which shall be the number of days which shall have expired from the Date of Grant to the earlier of the next subsequent anniversary date of the Retainer Agreement or ninety (90) days after receipt by the Wall Street Group, Inc. of the notice of termination sent pursuant thereto, and the denominator of which shall be 365, and such product shall thereupon be the maximum number of Shares purchasable hereunder; provided, however, that in no event shall the Corporation be required to sell a fractional Share, and the number of Shares purchasable hereunder shall be limited accordingly.

     7. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns.

     8. EXPIRATION  OF  OPTION.  This   Option  is  not  exercisable  after  the
expiration of five years from the Date of Grant.

     9. RIGHTS.

        (a) The granting of this Option shall not confer upon the Grantee any right to continue to be retained by the Corporation or any of its subsidiaries, subject, however, to the terms of the Retainer Agreement between the Grantee and the Corporation.

        (b) The Grantee shall not, by reason of the granting to it of the Option, have or thereby acquire any rights of a stockholder of the Corporation with respect to any Shares unless and until it has tendered full payment of the Option Price for such Shares.

     10. ADJUSTMENT OF NUMBER OF SHARES AND OPTION PRICE. In the event that a dividend shall be declared upon the Shares payable in shares of Common Stock, the number of Shares then subject to the Option and the Option Price shall be adjusted by adding to each of such Shares the number of shares of Common Stock which would be distributable thereon if such Share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend and reducing the Option Price proportionally. In the event that the outstanding Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each Share subject to the Option the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgement of the Board of Directors of the Corporation such substitution cannot be effected or would be inappropriate, or if the Corporation shall sell all or substantially all of its assets, the Corporation shall use reasonable efforts to effect some other adjustment of the Option which the Board of Directors, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in the Paragraph 10, in the number or kind of outstanding Shares or of any stock or other securities into which such Shares shall have been changed or for which they shall have been exchanged, then, if the Board of Directors shall determine that such change equitably requires and adjustment in the number or kinds of Shares then subject to the Option, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of this Option. In the case of any such substitution or adjustment as provided for in this paragraph, the Option Price will be the option price for all shares of stock or other securities which shall have been substituted for each Share or to which such Share shall have been adjusted pursuant to this paragraph 10. No adjustment or substitution provided for in this paragraph 10 shall require the Corporation to sell a fractional Share, and the total substitution or adjustment shall be limited accordingly.

     11. RESERVE OF SHARES. The Corporation will reserve and set about and have at all times, free from preemptive rights, a number of shares or authorized but unissued Common Stock deliverable upon exercise of the Option, and it will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all of its obligations in this Agreement.

     12. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with the Grantee's understanding and approved by it, it may so confirm by signing and returning the duplicate of this Agreement delivered for that purpose.

     DATED: November 15, 1994

                             IMATRON INC.


                             By:  /s/ S. LEWIS MEYER
                                  -----------------------


     The foregoing is in accordance with the undersigned's understanding and is hereby confirmed and agreed to as of the Date of Grant.

     DATED: April 9 , 1995

                             WALL STREET CONSULTANTS, INC.


                             By:  /s/ DONALD KIRSCH
                             -----------------------

                                  Exhibit 5.1
                                  -----------


                                                              September 28, 1995


Imatron Inc.
389 Oyster Point Blvd.
South San Francisco, CA 94080

Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Imatron Inc. (the "Company") of a Registration on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission on behalf of certain Selling Shareholders covering the offering of up to shares of the Company's Common Stock. 1,325,000 shares are issuable upon the exercise of Warrants issued in a private offering which concluded on September 15, 1993 (the "Private Offering Warrant Shares"). 126,888 shares were issued March 1994 in a private transaction as partial payment for professional services rendered (the "Outstanding Shares"). 100,000 shares are issuable upon excercise of options granted in November 1994 as partial payment for professional services rendered ("Option Shares"). The Private Offering Warrant Shares, the Outstanding Shares and the Option Shares are collectively referred to herein as the "Shares."

     In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents were due execution and delivery are a prerequisite to the effectiveness thereof.

     We do not hold ourselves out as experts in the laws of the State of New Jersey and our opinion is based solely on a review of the New Jersey Business Corporation Act, as reported in unofficial compilations.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

     The Outstanding Shares are validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

     The Private Offering Warrant Shares, when sold and issued in accordance with the Warrants, the Warrant Agreements, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

     The Option Shares, when sold and issued in accordance with the Options, the Option Agreement, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

     This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.


                             SEVERSON & WERSON
                             A Professional Corporation


                             By:  /s/ ROGER S. MERTZ
                                  -----------------------
                                  Roger S. Mertz

                                  EXHIBIT 24.1
                                  ------------


                        Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 33-00000) and related Prospectus of Imatron Inc. for the registration of 1,551,448 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 1995, except for Note 11 as to which the date is April 4, 1995 with respect to the consolidated financial statements and schedules of Imatron Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                             By:  /s/ Ernst & Young
                                  -----------------------
                                  Ernst & Young LLP



San Francisco, California
September 28, 1995